Exhibit 10.2

FIFTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Nabors Industries Ltd. and Nabors Industries, Inc. (collectively, “the Company”) and William Restrepo (“Executive”), entered into an Executive Employment Agreement (the “Agreement”) effective as of March 3, 2014 and amended effective as of January 1, 2015 (the “First Amendment”), July 1, 2015 (the “Second Amendment”), January 1, 2016 (the “Third Amendment”) and June 10, 2016 (the “Fourth Amendment”); and

WHEREAS, the Executive and the Company desire to enter into this amendment (this “Amendment”);

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree to amend the Agreement as follows:

1.              Section 3.1(d)(vi) of the Agreement is amended by adding the following sentence as the final sentence: “Notwithstanding the foregoing, if the Total Shareholder Return for a Performance Cycle is negative, then the number of TSR Shares that may become Earned Shares with respect to such Performance Cycle shall not exceed the number of TSR Shares that would become Earned Shares if the performance goal(s) with respect to relative Total Shareholder Return set forth in the applicable award agreement had been achieved at Target Performance.”

2.              Section 3.1(h) of the Agreement is amended by adding the following sentence as the final sentence: “Notwithstanding the foregoing, any TSR Shares that remain unvested at the time of a Change in Control of Nabors Bermuda shall become fully vested upon such Change in Control as if the performance goal(s) with respect to relative Total Shareholder Return set forth in the applicable award agreement were achieved at maximum levels.”

3.              As amended by paragraphs 1 and 2 above, the Agreement remains in full force and effect.  This Amendment may be executed in two or more counterparts each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the 31st day of December, 2018.

COMPANY:

Nabors Industries Ltd.

By:	/s/Mark D. Andrews
Its Corporate Secretary

Nabors Industries, Inc.

By:	/s/Michael Rasmuson
Its Vice President and General Counsel

EXECUTIVE:

/s/William Restrepo
William Restrepo